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                               POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Russo, Karen M. Muller and Marc A. Silverman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any Registration Statement previously filed by the Registrant or a predecessor in interest, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
   /s/ RICHARD S. FULD, JR.       and Chairman of the
------------------------------    Board of Directors         October 17, 1997
     Richard S. Fuld, Jr.         (principal executive
                                  officer)

     /s/ CHARLES B. HINTZ       Chief Financial Officer
------------------------------    (principal financial and   October 17, 1997
       Charles B. Hintz           accounting officer)

    /s/ MICHAEL L. AINSLIE
------------------------------  Director                     October 17, 1997
      Michael L. Ainslie

      /s/ JOHN F. AKERS
------------------------------  Director                     October 17, 1997
        John F. Akers

     /s/ ROGER S. BERLIND
------------------------------  Director                     October 17, 1997
       Roger S. Berlind

   /s/ THOMAS H. CRUIKSHANK
------------------------------  Director                     October 17, 1997
     Thomas H. Cruikshank

      /s/ HENRY KAUFMAN
------------------------------  Director                     October 17, 1997
        Henry Kaufman

   /s/ HIDEICHIRO KOBAYASHI
------------------------------  Director                     October 17, 1997
     Hideichiro Kobayashi

     /s/ JOHN D. MACOMBER
------------------------------  Director                     October 17, 1997
       John D. Macomber

       /s/ DINA MERRILL
------------------------------  Director                     October 17, 1997
         Dina Merrill

     /s/ MASAHIRO YAMADA
------------------------------  Director                     October 17, 1997
       Masahiro Yamada